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                                                                    EXHIBIT 23.1


           FORM OF CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Celtrix Pharmaceuticals, Inc. for the registration of 9,000,000 shares of its common stock and to the incorporation by reference therein of our report dated April 24, 1998, with respect to the consolidated financial statements of Celtrix Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


Palo Alto, California
August ___, 1998